UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 06, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Interactive Strength Inc. (the “Company”) filed the Certificate of Designation of Series LTI Convertible Preferred Stock of Interactive Strength Inc. (the “LTI Certificate”) with the Secretary of State of the State of Delaware on June 6, 2025.

The LTI Certificate designated 5,000,000 shares of the Company’s authorized preferred stock as Series LTI Convertible Preferred Stock (the “LTI Preferred Stock”). The LTI Preferred Stock does not have any voting rights other than those required by law or the Company’s Certificate of Incorporation, as amended. The LTI Preferred Stock is only issuable to certain executive officers and non-executive directors of the Company.

Subject to certain restrictions specified in the LTI Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market each share of LTI Preferred Stock is convertible, at the option of the holder, at any time on or after June 6, 2026, into such whole number of fully paid and non-assessable shares of the Company’s Common Stock as is determined by dividing the Original Issue Price (as provided below) by the Conversion Price (as provided below) in effect at the time of conversion.

The Original Issue Price is $2.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares. The Conversion Price is $1.06 per share, subject to adjustment as provided in the LTI Certificate.

If required by the applicable Nasdaq listing requirements, no holder of LTI Preferred Stock shall have the right to convert any shares of LTI Preferred Stock, without the consent of a majority of the total votes cast on a proposal with regard thereto voted on a duly called shareholder meeting with the necessary quorum of shareholders represented. If such stockholder approval is not obtained on or before June 6, 2026, the Company will redeem each share of the LTI Preferred Stock for cash at a redemption price equal to the Original Issue Price.

Dividends accrue on each share of LTI Preferred Stock at the rate per annum of 10% of the Original Issue Price of such share, plus the amount of previously accrued dividends, compounded annually, subject to certain restrictions and provisions as set forth in the LTI Certificate. Accruing dividends shall only be payable to an eligible holder of LTI Preferred Stock to the extent that such holder, on each dividend payment date, is still on the Board of Directors of the Company or, solely in the case of executives who are not members of the Board of Directors of the Company, only to the extent such holder, on each dividend payment date, has not resigned their position.

The description of the LTI Certificate herein does not purport to be complete and is qualified in its entirety by reference to the full text of the LTI Certificate, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company does not intend to list the LTI Preferred Stock on any securities exchange or nationally recognized trading system and there is no established trading market for the LTI Preferred Stock.

This Current Report on Form 8-K, including this Item 5.03, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series LTI Convertible Preferred Stock of Interactive Strength Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	June 12, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)